                                                                  EXHIBIT 23.1

              [LETTERHEAD OF NIESSEN, DUNLAP & PRITCHARD, P.C.]



                       CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors
Windy Hill Pet Food Company, Inc.
Brentwood, Tennessee

We consent to the inclusion of our report dated July 16, 1998, with respect to the balance sheet of Deep Run Packing Co., Inc., as of March 31, 1998, and the related statements of income, retained earnings, and cash flows for the year then ended, and supplementary schedules, which report appears in the Form 8-K/A of Windy Hill Pet Food Company, Inc., dated August 14, 1998.


                                        /s/ Niessen, Dunlap & Pritchard, P.C.

                                        NIESSEN, DUNLAP & PRITCHARD, P.C.


Colmar, Pa.
August 14, 1998